Exhibit 10.12

WESCO HOLDINGS, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

GRANT NOTICE

Unless otherwise defined herein, the terms defined in the Amended and Restated Equity Incentive Plan of Wesco Holdings, Inc., as amended from time to time (the “Plan”), shall have the same defined meanings in this Restricted Stock Unit Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively the “Agreement”).  This Agreement shall become effective on December 31, 2008.

You have been granted Restricted Stock Units (the “RSUs”), subject to the terms and conditions of the Plan and this Agreement.

Participant:	[ ]

Grant Date:	September 29, 2006

Total Number of RSUs:	[ ]

Type of Shares Subject to Distribution:	Class B Common Stock

Vesting Schedule:	The RSUs shall vest on September 29, 2009, subject to the Participant remaining an Employee through such date and subject to the terms of this Agreement.

Your signature below indicates your agreement and understanding that the RSUs are subject to all of the terms and conditions contained in this Agreement, including this Grant Notice, Appendix A to the Grant Notice, and the Plan.  ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THE RSUS.  This Agreement amends and restates your prior Restricted Stock Unit Agreement in its entirety and you shall not be entitled to any other Restricted Stock Units from the Company.

WESCO HOLDINGS, INC.:	PARTICIPANT:

By:	By:
Print Name:	Print Name:
Title:

APPENDIX A

TO THE RESTRICTED STOCK UNIT AGREEMENT

Pursuant to this Agreement and the Plan, the Company has awarded to the Participant the number of RSUs set forth in the Grant Notice.  This Agreement shall become effective on December 31, 2008.

ARTICLE I.

GENERAL

1.1           Incorporation of Terms.  The RSUs and the shares of Common Stock distributed to the Participant pursuant to Section 2.3 (the “Shares”) are subject to the terms and conditions of the Plan and the Stockholders Agreement of Wesco Holdings, Inc., dated as of July 23, 2006, by and among Falcon Aerospace Holdings, LLC, a Delaware limited liability company, and the other parties thereto (the “Stockholders Agreement”), which terms and conditions are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED STOCK UNITS

2.1           Award of RSUs.  As set forth in the Grant Notice, the Company has granted the Participant RSUs.  Each RSU represents the right to receive one Share.  However, unless and until the RSUs have vested, the Participant will have no right to the payment of any Shares subject thereto.  Prior to the actual payment of any Shares, such RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2.2           Vesting of RSUs.  The Participant will vest in the RSUs in accordance with the vesting schedule set forth in the Grant Notice; provided, that in the event that the Participant incurs a Termination of Employment prior to vesting in the RSUs, the Participant’s right to vest in the RSUs and to receive the Shares related thereto will terminate effective as of the date of such Termination of Employment, and the Participant will have no further rights to such RSUs or the related Shares.  For purposes of this Agreement, “Termination of Employment” shall mean the time when the engagement of the Participant as an Employee is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement.  The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment.  For the avoidance of doubt, in the event that the Participant experiences a Termination of Employment after vesting in the RSUs in accordance with the schedule set forth in the Grant Notice, but prior to the occurrence of a Distribution Date, then the Participant will still be entitled to receive a distribution of the Shares subject to the RSUs on the occurrence of a Distribution Date.

2.3           Distribution of Shares.

(a)           Conditions to Distribution.  Prior to the vesting of the RSUs in accordance with Section 2.2, no Shares shall be distributed to the Participant under this Agreement; provided, however, if a Change in Control occurs prior to the vesting of the RSUs in accordance with Section 2.2, then the Shares shall be distributed to the Participant under this Agreement immediately prior to the time of the

Change in Control unless the Administrator delays the Distribution Date until the RSUs are vested, in which case such Shares shall be distributed within thirty (30) days following the vesting date notwithstanding Section 2.3(b).

(b)           Timing of Distribution.  After the RSUs have vested in accordance with Section 2.2, the Company shall distribute any Shares (whether in book entry form or otherwise) owing to the Participant under such RSUs on the earliest of the following dates, subject to Section 2.6 (each, a “Distribution Date”):

(i)            the date of a Change in Control, but immediately prior to the time of the Change in Control; and

(ii)           September 28, 2012.

2.4           Legend.  Certificates representing Shares distributed pursuant to this Agreement shall, until all the restrictions in Section 2.8 lapse or shall have been removed and new certificates are distributed, bear the following legend (or such other legend as shall be determined by the Administrator):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO REPURCHASE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK UNIT AGREEMENT, DATED [            , 200    ], BY AND BETWEEN WESCO HOLDINGS, INC. AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

2.5           Escrow.  The Secretary of the Company or such other escrow holder as the Administrator may appoint may retain physical custody of the certificates representing the Shares until all of the restrictions in Section 2.8 lapse or shall have been removed.

2.6           Tax Withholding; Conditions to Distribution of Certificates.  Notwithstanding any other provision of this Agreement (including without limitation Section 2.3):

(a)           The Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any of its Subsidiaries takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any of its Subsidiaries makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding or vesting of the RSUs or the subsequent sale of Shares.  The Company and its Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate the Participant’s tax liability.

(b)           Prior to any tax withholding becoming due, the Participant must make arrangements satisfactory to the Administrator to satisfy such withholding and must satisfy such tax withholdings when due.  To the extent permitted by the Administrator, the Company (or the employing Subsidiary) will withhold a portion of the Shares subject to distribution from the RSUs that have an aggregate Fair Market Value sufficient to pay the minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Company or the employing Subsidiary with respect to the RSUs and the Shares distributed therefrom.  In addition and to the maximum extent permitted by law, the Company (or the employing Subsidiary) has the right to retain without notice from salary or other amounts payable to the Participant, cash having a value sufficient to satisfy any tax withholding obligations that cannot be satisfied by the withholding of otherwise deliverable Shares.

(c)           The Company shall not be required to distribute or deliver any certificate or certificates for any Shares pursuant to Section 2.3 prior to the fulfillment of all of the following conditions:  (A) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed; (B) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary and advisable; and (C) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its sole and absolute discretion, determine to be necessary or advisable.  Any Shares whose certificates are subject to a delay in distribution or delivery to the Participant resulting from clauses (A), (B) and (C) of this Section shall be deemed the “Delayed Shares”.  The Company shall distribute or deliver any Delayed Shares to the Participant at the earliest date upon which all conditions enumerated in clauses (A), (B) and (C) of this Section have been fulfilled, as reasonably anticipated by the Administrator.

2.7           Rights as Stockholder.  Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been distributed and recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account).  Except as otherwise provided herein, after such distribution, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to the receipt of dividends and distributions on such Shares.

2.8           Repurchase Right.

(a)           Upon the Participant’s Termination of Employment, any portion of the RSUs that is unvested as of the date of such Termination of Employment shall be forfeited, and the Company shall have the right and option to repurchase (the “Repurchase Right”), at the Repurchase Price specified below, all or any portion of the Shares that have been distributed pursuant to the RSUs on or prior to the date of such Termination of Employment, or that will be distributed pursuant to the RSUs on the occurrence of a Distribution Date after the date of such Termination of Employment, regardless of whether such Shares (or a portion thereof) are held by the Participant or a Permitted Transferee, but in no event shall the repurchase occur prior to the Distribution Date.  The Company may exercise the Repurchase Right for a period beginning on the date of the Participant’s Termination of Employment and ending on the later of (A) seven (7) months following the applicable Distribution Date, and (B) ninety (90) days following the date of the Participant’s Termination of Employment (the “Repurchase Period”).  For purposes of this Agreement, “Permitted Transferee” shall have the meaning given to such term under the Stockholders Agreement.

(b)           The per share purchase price of the Shares subject to the Repurchase Right (the “Repurchase Price”) shall be:

(i)            With respect to the repurchase of Shares in connection with a Termination of Employment involving the Participant’s termination of employment for Cause, the Repurchase Price shall be the lesser of the Fair Market Value of such Shares on the Grant Date or the date the Company elects to effect its Repurchase Right in accordance with Section 2.8(b)(iv).  For purposes of this Agreement, “Cause” shall mean: (A) the Board’s determination that the Participant failed to substantially perform his or her duties as an Employee (other than any such failure resulting from the

Participant’s Disability); (B) the Board’s determination that the Participant failed to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (C) the Participant’s willful misconduct, negligence or a breach of fiduciary duty that, in each case or in the aggregate, results in material harm to Wesco Aircraft Hardware Corp, a California corporation (“Wesco”) or any of its Affiliates; (D) the Participant’s willful and material breach of this Agreement or the bylaws of Wesco; (E) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (F) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on Wesco’s premises or while performing the Participant’s duties and responsibilities to Wesco or any of its Affiliates; or (G) the Participant’s commission of an act of fraud, embezzlement, or misappropriation, in each case, against Wesco or any of its Affiliates.  Notwithstanding the foregoing, if the Participant is a party to a written employment agreement with the Company or any of its Subsidiaries and such agreement contains a definition of cause, then “Cause” shall be as such term is defined in the applicable written employment agreement.

(ii)           With respect to the repurchase of Shares in connection with any Termination of Employment other than the termination of the Participant’s employment for Cause, including voluntary departures, death, Disability or termination without Cause, the Repurchase Price shall be the Fair Market Value of such Shares on the date the Company elects to effect its Repurchase Right in accordance with Section 2.8(b)(iv).

(iii)          Notwithstanding the foregoing, if the Company exercises its Repurchase Right with respect to a Participant who holds Common Stock (including the Shares subject to distribution under this Agreement) with an aggregate Fair Market Value of at least $250,000 (before giving effect to the Repurchase Right), the Company may, in its sole discretion, pay the Repurchase Price in three equal installments commencing on the date that the Repurchase Right is effected and payable annually thereafter.  Any payment of the Repurchase Price made pursuant to this Section 2.8(b)(iii) shall be made pursuant to a promissory note with a term not in excess of two years and accruing interest at the prime rate advertised in the Wall Street Journal on the date the Repurchase Right is effected, compounded annually.  Notwithstanding anything herein to the contrary, no payment shall be made under this Section 2.8, or under any promissory note issued by the Company pursuant to this Section 2.8(b)(iii), that would cause the Company to violate any law, or any rights or preference of preferred stockholders of the Company, any banking agreement or loan or other financial covenant or cause default of any senior indebtedness of the Company, regardless of when such agreement, covenant or indebtedness was created, incurred or assumed.  Any payment under this Section 2.8 that would cause such violation or default shall result in an extension of the Repurchase Period set forth in Section 2.8(a), in the sole discretion of the Board, until such payment shall no longer cause any such violation or default and at which time the Repurchase Right may be exercised.  The Repurchase Right with respect to the Shares shall terminate upon the closing of an Initial Public Offering or upon consummation of a Corporate Event, in either case as a result of which shares of the Company (or successor entity) of the same class as the Shares are registered under Section 12 of the Exchange Act.

(iv)          The Company shall effect the Repurchase Right (if so elected) by delivering or mailing to the Participant (and/or, if applicable, any Permitted Transferees) written notice within the Repurchase Period, specifying a date within such period on which the Repurchase Right shall be effected and the number of Shares as to which the Repurchase Right is being exercised.  Upon such notification, the Participant and any Permitted Transferees shall promptly surrender to the Company any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company, free and clear of any liens or encumbrances.  Subject to Section 2.8(b)(iii) above, upon the Company’s receipt of the certificates from the Participant or any Permitted Transferees, the Company shall deliver to him, her or them a check for the Repurchase Price of the Shares being purchased, provided, however, that the Company may pay the Repurchase Price for such Shares by offsetting and canceling any indebtedness then owed by the Participant to the Company or any Affiliate.  The Repurchase Right specified herein shall survive and remain in effect as to the Shares following any Corporate Event, except as provided in Section 2.8(b)(iii).

2.9           [Competition.

(a)           Having received the RSUs in connection with the transactions (the “Transaction”) contemplated by the Stock Purchase and Exchange Agreement and Agreement and Plan of Merger, dated July 23, 2006, by and among the Company, Wesco and certain other parties thereto, the Participant recognizes and agrees that in order to assure that the Participant devotes all of the Participant’s professional time and energy to the operations of Wesco while employed by Wesco, and that during and after such employment in order to adequately protect Wesco’s investment in its proprietary information and trade secrets and to protect such information and secrets and all other confidential information from disclosures to competitors and to protect Wesco from unfair competition, separate covenants not to compete, not to solicit, and not to recruit Wesco’s employees for the duration and scope set forth below, are necessary and desirable.  The Participant understands and agrees that the restrictions imposed in these covenants represent a fair balance of Wesco’s rights to protect its business and the Participant’s right to pursue employment.

(b)           The Participant shall not, during the period beginning on the Grant Date and ending on the later of the date (i) two (2) years following the Transaction, and (ii) one (1) year following the date of Participant’s Termination of Employment (the “Non-Compete Period”), directly or indirectly engage in, have any equity interest in, or manage or operate any person, firm, corporation, partnership or business (whether as a director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in any business which competes with any Business (as defined below) of Wesco or any of its Affiliates anywhere in the world where Wesco conducts Business during the Non-Compete Period or has plans to conduct Business within twelve (12) months after the date thereof; provided, however, that the Participant shall be permitted to acquire a passive debt or equity interest in such a business provided such business has a class of publicly-traded securities and the securities directly or indirectly beneficially owned by the Participant do not represent more than two percent (2%) of the outstanding interest in such business.

(c)           During the Non-Compete Period, the Participant shall not, directly or indirectly, recruit or otherwise solicit or induce any employee, customer or supplier of Wesco (i) to terminate his, her or its employment or other arrangement with Wesco, (ii) to otherwise change his, her or its relationship with Wesco, or (iii) to establish any relationship with the Participant or any of his or her affiliates for any business purpose competitive with the Business of Wesco.

(d)           In the event any term of this Section 2.9 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

(e)           As used in this Section 2.9, (A) the term “Wesco” shall include Wesco and its direct or indirect parents, if any, and its Subsidiaries, and (B) the term “Business” shall mean (x) the business of inventory management services and the purchase and distribution of aerospace parts, machined parts, bearings, and fastener installation tooling, as such business may be expanded or altered  into reasonably related business activities by the Company during the period of Participant’s employment with Wesco, and (y) any other business (or expansion of the Business described in the preceding clause (x)) that Wesco may commence during the Non-Compete Period or plans to commence within twelve (12) months after the date thereof as reflected in a capital expenditures budget, business plan, internal memoranda or other tangible evidence that such plans had been made during Participant’s employment, with respect to which the Participant has, or would be reasonably expected to have, material responsibilities or management authority.](1)

ARTICLE III.

OTHER PROVISIONS

3.1           RSUs Not Transferable.  No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

3.2           Not a Contract of Employment.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee or other Service Provider of the Company or any of its Subsidiaries.

3.3           Governing Law; Entire Agreement.   The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the laws that might be applied under principles of conflicts of laws.  This Agreement supersedes all other prior agreements you may have with respect to Restricted Stock Units of the Company and you shall not be entitled to any Shares from any prior Restricted Stock Unit agreement, except as provided herein.

3.4           Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.5           Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.

3.6           Notices.  Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his or her address shown in the Company records, and to the Company at its principal executive office.

(1)  Not included for employees located in California.

3.7           Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.8           Lockup Provision.  The Participant and each Permitted Transferee shall agree, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any securities of the Company (including, without limitation pursuant to Rule 144 under the Securities Act (or any successor or similar exemptive rule hereafter in effect)) held by them for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of an Initial Public Offering or 90 days in the case of any other public offering.

3.9           Stockholder Approval.

(a)           Except as otherwise provided in subsection (b) below, in the event that it shall be determined that any right to receive the RSUs, any payment or other benefit under this Agreement (including, without limitation, the acceleration of the vesting of the RSUs and taking into account the effect of this Section) to or for the benefit of the Participant (the “Payments”), would not be deductible, in whole or part when aggregated with any other right, payment or benefit to or for the Participant under all other agreements or benefit plans of the Company, by the Company or the person making such payment or distribution or providing such right or benefit as a result of Section 280G of the Code, then, to the extent necessary to make the Payments deductible to the maximum extent possible (but only to such extent and after taking into account any reduction in the Payments relating to Section 280G of the Code under any other plan, arrangement or agreement), the RSUs held by the Participant or any other right, payment or benefit under this Agreement shall not become vested or paid.  For purposes of determining whether any of the Payments would not be deductible as a result of Section 280G of the Code and the amount of such disallowed deduction, all Payments will be treated as “parachute payments” within the meaning of Section 280G of the Code, and all “parachute payments” in excess of the “base amount” (as defined under Section 280G(b)(3) of the Code) shall be treated as nondeductible, unless and except to the extent that in the opinion of a nationally recognized accounting firm selected by the Company (the “Accountants”), such Payments (in whole or in part) either do not constitute “parachute payments,” including by reason of Section 280G(b)(4) of the Code, or are otherwise not subject to disallowance as a deduction.  All determinations required to be made under this subsection (a), including whether and which of the Payments are required to be reduced, the amount of such reduction and the assumptions to be utilized in arriving at such determination, shall be made by the Accountants, provided, that such determinations shall be based upon “substantial authority” within the meaning of Section 6662 of the Code.

(b)           Notwithstanding any other provision of this Agreement, the provisions of subsection (a) above shall not apply to reduce the Payments if the Payments that would otherwise be nondeductible under Section 280G of the Code are disclosed to and approved by the Company’s stockholders in accordance with Section 280G(b)(5)(B) of the Code and the regulations promulgated thereunder.

(c)           The Company shall use its commercially reasonable best efforts to prepare and deliver to its stockholders the disclosure required by Section 280G(b)(5)(B) of the Code with respect to the Payments and to obtain the approval of the Company’s stockholders pursuant to subsection (b) above.

ARTICLE IV.

DEFINITIONS

Whenever the following terms are used in this Agreement (including the Grant Notice), they shall have the meaning specified below unless the context clearly indicates to the contrary.  Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan.  The singular pronoun shall include the plural, where the context so indicates.

4.1           Effective Date.  “Effective Date” shall mean September 29, 2006.

4.2           Change in Control.  “Change in Control” means and includes each of the following, to the extent that it constitutes a “change in control event” within the meaning of Treasury Regulation 1.409A-3(i)(5):

(a)           A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)           The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)            Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)           After which no person or group beneficially owns voting securities representing 50%  or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 4.2(b)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding anything in this Agreement to the contrary, a Change in Control shall not include any transaction (or series of transactions) enumerated in Section 4.2(a) or (b) in which less than 40% of the aggregate consideration for such transaction (or series of transactions) paid to holders of Class B Common Stock is in the form of cash.

4.3           Initial Public Offering.  “Initial Public Offering” means an initial public offering of Common Stock pursuant to a registration statement filed in accordance with the Securities Act.  For purposes of this Section 4.3, “Common Stock” means (i) the Class A common stock, par value $0.001 per share, of the Company (the “Class A Common Stock”), (ii) the Class B common stock, par value $0.001 per share, of the Company (the “Class B Common Stock”), or (iii) any securities into which Class A Common Stock or Class B Common Stock is hereafter converted or exchanged. For the avoidance of doubt, an Initial Public Offering shall not constitute a Change in Control.